PagerDuty Announces Third Quarter Fiscal 2026 Financial Results

Third quarter revenue increased 5% year over year to $125 million
Annual Recurring Revenue ("ARR") grew 3% year over year to $497 million
Third quarter operating income was $8 million; non-GAAP operating income was $36 million

SAN FRANCISCO – (BUSINESS WIRE) – November 25, 2025 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the third quarter of fiscal 2026, ended October 31, 2025.

“PagerDuty delivered $125 million in revenue and our second consecutive quarter of GAAP profitability, reflecting disciplined execution and continued margin expansion,” said Jennifer Tejada, Chairperson and CEO of PagerDuty. “As enterprises scale AI, operational resilience is mission-critical for the 34,000 paid and free customers that rely on PagerDuty. We are operating from a position of strength—product leadership, a strong balance sheet, and robust free cash flow—while advancing a pricing and go-to-market transition that supports durable growth.”

Third Quarter Fiscal 2026 Financial Highlights

•Revenue was $124.5 million, an increase of 4.7% year over year.
•Operating income was $8.1 million; operating margin was 6.5%.
•Non-GAAP operating income was $35.5 million; non-GAAP operating margin was 28.5%.
•Net income per diluted share attributable to PagerDuty, Inc. common stockholders was $1.69.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.33.
•Net cash provided by operating activities was $24.8 million; free cash flow was $20.9 million.
•Cash, cash equivalents, and investments were $547.8 million as of October 31, 2025.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between GAAP and non-GAAP financial information.

Third Quarter and Recent Highlights

•ARR as of October 31, 2025 grew 3% year over year to $497 million.
•Customers with ARR over $100 thousand grew 5% to 867 as of October 31, 2025, compared to 825 as of October 31, 2024.
•Dollar-based net retention rate was 100% as of October 31, 2025, compared to 107% as of October 31, 2024.
•Total paid customers were 15,398 as of October 31, 2025, compared to 15,050 as of October 31, 2024.
•Paid and free customers totaled more than 34,000 as of October 31, 2025, representing approximately 13% growth since October 31, 2024.
•Remaining performance obligations were $415 million as of October 31, 2025. Of this amount, the Company expects to recognize revenue of approximately $287 million, or 69%, over the next 12 months, $101 million, or 24%, over months 13 to 24, and the remainder thereafter.
•Released international research revealed the growing executive trust in AI agents and the deepening reliance on AI across business operations.
•Launched industry’s first end-to-end incident management AI Agent Suite, slashing incident response times and empowering teams to innovate.
•Joined Glean’s AI Ecosystem as the first incident management partner.
•Joined the AWS Quicksuite through the Model Context Protocol (MCP).
•Featured customer: Twilio
•Lands and expands include: Anyscale Inc., Bandwidth Inc., Confluent,Inc., General Motors, Optus, and Perplexity AI.
•Appointed Todd McNabb as Chief Revenue Officer and named Callum Eade as Vice President, APAC Sales.
•Awarded as a 2025 U.S. Fortune Best Workplaces for Women for small and medium organizations.
•Awarded as a 2025 Fortune Best Workplaces in Technology for small and medium organizations.
•Recognized as a 2025 Global Top 100 Inspiring Workplaces List, ranking #7 worldwide.
•Received the 2025 TrustRadius Tech Cares Award. This award is given to tech companies in recognition of their commitment to corporate social responsibility initiatives, demonstrating meaningful commitments to supporting their communities, employees, and the environment.

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Financial Outlook

For the fourth quarter of fiscal 2026, PagerDuty currently expects:

•Total revenue of $122.0 million - $124.0 million, representing a growth rate of 0% - 2% year over year.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.24 - $0.25 assuming approximately 91 million diluted shares and a non-GAAP tax rate of 22%.

For the full fiscal year 2026, PagerDuty currently expects:

•Total revenue of $490.0 million - $492.0 million (compared to the previous guidance of $493.0 million - $497.0 million), representing a growth rate of 5% year over year.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $1.11 - $1.12 (up from $1.00 - $1.04) assuming approximately 93 million diluted shares and a non-GAAP tax rate of 22%.

These statements are forward-looking and actual results may differ materially. Please refer to the section titled "Forward-Looking Statements" below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders to GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders because certain reconciling items such as stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, restructuring costs, gains or losses on extinguishment of convertible senior notes, shareholder matters, adjustment attributable to redeemable non-controlling interest, and income tax effects and adjustments are out of PagerDuty's control or cannot be reasonably predicted. Accordingly, such reconciliation is not available without unreasonable effort. However, it is important to note that these reconciling items could have a significant effect on PagerDuty's future GAAP results.

Conference Call Information

PagerDuty will host a conference call and live webcast (Zoom meeting ID 965 5364 1956) for analysts and investors at 2:00 p.m. Pacific Time on November 25, 2025. For audio only, the dial-in number 1-312-626-6799 may be used. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), X (formerly Twitter) account @pagerduty, the X account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Forward-Looking Statements

This press release and the related webcast contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial and operational performance and outlook, and strategies, objectives, opportunity, expectations and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 17, 2025. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to achieve and maintain future profitability; our ability to sustain and manage our growth; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; the impact of seasonality on our business; our ability to adapt and respond effectively to rapidly developing technology; our ability to effectively develop and expand our marketing and sales capacities; our ability to enhance and improve our platform or develop new functionality or use cases; the effect of unfavorable conditions in our industry or the global economy, or reductions in information spending, on our business and results of operations; adverse consequences that could arise as a result of international trade policies, including tariffs, sanctions and trade barriers; the accuracy of our estimates of market opportunity and forecasts of market growth; our assumptions and limitations to which ARR and certain other operational data are subject that may cause such metrics to not provide an accurate indication of actual performance or future results; adverse consequences that could result from any compromise of our information technology systems or those of third parties with whom we work or our data; adverse consequences that could result from any interruptions or delays in performance of our service; and our ability to maintain the compatibility of our platform with third party applications that our customers use in their businesses.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release and the related webcast represent our views as of the date of this press release and the related webcast . We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release and the related webcast.

About PagerDuty, Inc.

PagerDuty, Inc. (NYSE:PD) is a global leader in digital operations management. The PagerDuty Operations Cloud is an AI-powered platform that empowers business resilience and drives operational efficiency for enterprises. With generative AI and agentic AI capabilities tightly integrated into the platform, PagerDuty empowers teams to accelerate incident detection through resolution, anticipate issues, and drive continuous improvement across their digital operations. Trusted by nearly half of the Fortune 500, half of the Forbes AI 50, as well as approximately two-thirds of the Fortune 100, PagerDuty is essential for delivering always-on digital experiences to modern businesses. Learn more and try it for free at www.pagerduty.com.

The PagerDuty Operations Cloud

The PagerDuty Operations Cloud is an AI-powered platform that automates and orchestrates the entire incident management lifecycle—from detection to resolution, providing resilience at scale. Designed for mission-critical operations, the platform empowers teams to identify and diagnose disruptions in real time, mobilize the right teams to quickly streamline workflows to solve digital issues before they become incidents. The PagerDuty Operations Cloud is essential for delivering flawless, always-on digital experiences that organizations and consumers expect today.

Investor Relations Contact:
Paul Underwood
investor@pagerduty.com

Media Contact:
Debbie O'Brien
media@pagerduty.com

SOURCE PagerDuty
Source: PagerDuty, Inc.

PAGERDUTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2025	2024	2025	2024
Revenue	$124,545	$118,946	$367,761	$346,053
Cost of revenue(1)	18,357	20,268	56,542	59,691
Gross profit	106,188	98,678	311,219	286,362

Operating expenses:
Research and development(1)	29,418	34,267	94,363	106,878
Sales and marketing(1)	44,322	49,272	138,823	148,737
General and administrative(1)	24,369	25,432	76,715	78,800
Total operating expenses	98,109	108,971	309,901	334,415
Income (loss) from operations	8,079	(10,293)	1,318	(48,053)

Interest income	5,700	6,912	17,860	21,408
Interest expense	(2,100)	(2,377)	(6,750)	(6,888)
Other income, net	50	346	284	212
Income (loss) before (benefit from) provision for income taxes	11,729	(5,412)	12,712	(33,321)
(Benefit from) provision for income taxes	(149,673)	715	(150,725)	1,335
Net income (loss)	$161,402	$(6,127)	$163,437	$(34,656)
Net loss attributable to redeemable non-controlling interest	(184)	(203)	(562)	(681)
Net income (loss) attributable to PagerDuty, Inc.	$161,586	$(5,924)	$163,999	$(33,975)
Less: Adjustment attributable to redeemable non-controlling interest	2,031	634	1,164	9,881
Net income (loss) attributable to PagerDuty, Inc. common stockholders	$159,555	$(6,558)	$162,835	$(43,856)

Weighted-average shares used in calculating net income (loss) per share:
Basic	92,836	91,438	92,280	92,530
Diluted	94,662	91,438	94,154	92,530
Net income (loss) per share attributable to PagerDuty, Inc. common stockholders
Basic	$1.72	$(0.07)	$1.76	$(0.47)
Diluted	$1.69	$(0.07)	$1.73	$(0.47)

(1) Includes stock-based compensation expense as follows:

	Three months ended October 31,		Nine months ended October 31,
	2025	2024	2025	2024
Cost of revenue	$988	$1,432	$3,298	$4,696
Research and development	8,395	11,576	27,795	34,640
Sales and marketing	5,439	7,639	16,943	23,702
General and administrative	7,753	11,126	26,252	34,041
Total	$22,575	$31,773	$74,288	$97,079

PAGERDUTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$324,260	$346,460
Investments	223,521	224,366
Accounts receivable, net of allowance for credit losses of $1,015 and $1,103 as of October 31, 2025 and January 31, 2025, respectively	78,880	107,350
Deferred contract costs, current	18,385	19,787
Prepaid expenses and other current assets	13,855	13,757
Total current assets	658,901	711,720
Property and equipment, net	27,394	21,335
Deferred contract costs, non-current	24,248	25,279
Lease right-of-use assets	8,105	6,806
Goodwill	137,401	137,401
Intangible assets, net	16,588	20,865
Deferred tax assets	151,470	—
Other assets	3,657	3,860
Total assets	$1,027,764	$927,266

Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$6,698	$7,329
Accrued expenses and other current liabilities	17,283	20,322
Accrued compensation	28,178	37,505
Deferred revenue, current	221,809	243,269
Lease liabilities, current	4,103	3,307
Convertible senior notes, net, current	—	57,426
Total current liabilities	278,071	369,158
Convertible senior notes, net, non-current	395,132	393,282
Deferred revenue, non-current	1,227	2,483
Lease liabilities, non-current	9,291	9,637
Other liabilities	4,725	4,661
Total liabilities	688,446	779,221

Redeemable non-controlling interest	18,819	18,217

Stockholders' equity
Common stock	—	—
Additional paid-in capital	756,061	725,483
Accumulated other comprehensive loss	(206)	(485)
Accumulated deficit	(431,171)	(595,170)
Treasury stock	(4,185)	—
Total stockholders’ equity	320,499	129,828
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,027,764	$927,266

PAGERDUTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss) attributable to PagerDuty, Inc. common stockholders	$159,555	$(6,558)	$162,835	$(43,856)
Net loss and adjustment attributable to redeemable non-controlling interest	1,847	431	602	9,200
Net income (loss)	161,402	(6,127)	163,437	(34,656)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,998	5,071	10,082	15,526
Amortization of deferred contract costs	5,647	5,555	16,864	16,261
Amortization of debt issuance costs	590	671	1,921	1,950
Stock-based compensation	22,575	31,773	74,288	97,079
Non-cash lease expense	630	903	1,523	2,538
Impairment of long-lived assets	1,213	—	1,213	—
Deferred income taxes	(150,079)	536	(151,703)	521
Other	(525)	(1,387)	(1,892)	(3,852)
Changes in operating assets and liabilities:
Accounts receivable	(8,549)	(8,406)	27,980	24,751
Deferred contract costs	(4,215)	(5,311)	(14,458)	(15,441)
Prepaid expenses and other assets	787	(2,217)	359	(5,079)
Accounts payable	(97)	(176)	(556)	603
Accrued expenses and other liabilities	488	(1,009)	(4,905)	(1,823)
Accrued compensation	(428)	4,823	(9,760)	4,002
Deferred revenue	(6,727)	(1,070)	(22,657)	(11,386)
Lease liabilities	(907)	(1,556)	(2,289)	(4,505)
Net cash provided by operating activities	24,803	22,073	89,447	86,489
Cash flows from investing activities:
Purchases of property and equipment	(743)	(552)	(2,058)	(1,646)
Capitalized software costs	(3,131)	(2,078)	(7,267)	(5,019)
Purchases of available-for-sale investments	(45,092)	(54,721)	(137,409)	(153,121)
Proceeds from maturities of available-for-sale investments	50,779	54,250	139,689	147,827
Proceeds from sales of available-for-sale investments	—	—	1,248	2,237
Purchases of non-marketable equity investments	—	—	(1,250)	—
Net cash used in investing activities	1,813	(3,101)	(7,047)	(9,722)
Cash flows from financing activities:
Cash paid for debt issuance costs	—	—	—	(403)
Repurchases of common stock	(36,138)	(70,310)	(36,138)	(97,523)
Repayments of convertible senior notes	—	—	(57,500)	—
Proceeds from employee stock purchase plan	—	—	4,618	5,735
Proceeds from issuance of common stock upon exercise of stock options	129	723	3,939	1,527
Employee payroll taxes paid related to net share settlement of restricted stock units	(6,337)	(8,531)	(20,305)	(22,659)
Net cash used in financing activities	(42,346)	(78,118)	(105,386)	(113,323)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(116)	(86)	(3)	(109)
Net change in cash, cash equivalents, and restricted cash	(15,846)	(59,232)	(22,989)	(36,665)
Cash, cash equivalents, and restricted cash at beginning of period	341,185	389,234	348,328	366,667
Cash, cash equivalents, and restricted cash at end of period	$325,339	$330,002	$325,339	$330,002

Note: Certain reclassifications of prior period amounts have been made in the Company’s condensed consolidated statements of cash flows to conform to the current period presentation. Refer to the notes to our Quarterly Report on Form 10-Q for more information.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to PagerDuty, Inc. common stockholders, non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders, free cash flow, and free cash flow margin.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer taxes related to employee stock transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangible assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of debt issuance costs: The imputed interest rates of the Company's convertible senior notes (the "2025 Notes" and the "2028 Notes" or, collectively, the "Notes") was approximately 1.91% for the 2025 Notes and 2.13% for the 2028 Notes. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring costs: PagerDuty views restructuring costs, such as employee severance-related costs and real estate impairment costs, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Shareholder matters: PagerDuty views certain charges, including third-party legal, consulting, and advisory fees, related to shareholder activity that are outside of the ordinary course of our business and expenses related to a cooperation agreement as events that are not necessarily reflective of operational performance during a period. PagerDuty believes that such charges do not have a direct correlation to the operations of the Company’s business and may vary in size depending on the timing, results, and resolution of such shareholder matters. The consideration of measures that exclude such expenses can assist in the comparison of operational performance in periods which may or may not include such expenses.

Impairment of long-lived assets: PagerDuty views non-cash charges for impairment of long-lived assets, including impairments related to capitalized software costs, office leases, and acquired intangible assets, as events that are not necessarily reflective of operational performance during a period. Impairment charges can vary significantly in terms of amount and timing and PagerDuty believes the exclusion of such adjustments can assist in comparison of operational performance in different periods.

Adjustment attributable to redeemable non-controlling interest: PagerDuty adjusts the value of redeemable non-controlling interest of its joint venture PagerDuty K.K. according to the operating agreement. PagerDuty believes this adjustment is not reflective of operational performance during a period and exclusion of such adjustments can assist in comparison of operational performance in different periods.

Income tax effects and adjustments: Based on PagerDuty's financial outlook for fiscal 2026, PagerDuty is utilizing a projected non-GAAP tax rate of 22%. PagerDuty uses a projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the impact of non-recurring and period specific items, which can vary in size and frequency. PagerDuty's estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that PagerDuty believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events.

Non-GAAP gross profit and non-GAAP gross margin

We define non-GAAP gross profit as gross profit excluding the following expenses typically included in cost of revenue: stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and restructuring costs. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Non-GAAP operating expenses

We define non-GAAP operating expenses as operating expenses excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs, acquisition-related retention payments, and asset impairment, restructuring costs, impairment of long-lives assets, and shareholder matters which are not necessarily reflective of operational performance during a given period.

Non-GAAP operating income and non-GAAP operating margin

We define non-GAAP operating income as income (loss) from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs, acquisition-related retention payments, and asset impairment, restructuring costs, shareholder matters, and impairment of long-lived assets which are not necessarily reflective of operational performance during a given period. We define non-GAAP operating margin as non-GAAP operating income as a percentage of revenue.

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders

We define non-GAAP net income attributable to PagerDuty, Inc. common stockholders as net income (loss) attributable to PagerDuty, Inc. common stockholders excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs, acquisition-related retention payments and asset impairment, restructuring costs, shareholder matters, impairment of long-lived assets, adjustment attributable to redeemable non-controlling interest, and income tax adjustments, which are not necessarily reflective of operational performance during a given period.

Non-GAAP net income per share, basic and diluted

We define non-GAAP net income per share, basic as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average shares outstanding at the end of the reporting period. We define non-GAAP net income per share, diluted as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average diluted shares outstanding at the end of the reporting period.

Free cash flow and free cash flow margin

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalization of internal-use software costs. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of non-GAAP financial measures to their most-comparable GAAP financial measures.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2025	2024	2025	2024
Non-GAAP gross profit and non-GAAP gross margin
Gross profit	$106,188	$98,678	$311,219	$286,362
Add:
Stock-based compensation	988	1,432	3,298	4,696
Employer taxes related to employee stock transactions	19	29	87	112
Amortization of acquired intangible assets	506	2,200	2,380	6,875
Restructuring costs	292	—	292	(2)
Non-GAAP gross profit	$107,993	$102,339	$317,276	$298,043

Revenue	$124,545	$118,946	$367,761	$346,053
Gross margin	85.3%	83.0%	84.6%	82.8%
Non-GAAP gross margin	86.7%	86.0%	86.3%	86.1%

Non-GAAP operating expenses
Research and development	$29,418	$34,267	$94,363	$106,878
Less:
Stock-based compensation	8,395	11,576	27,795	34,640
Employer taxes related to employee stock transactions	128	173	615	691
Acquisition-related expenses	—	227	263	750
Amortization of acquired intangible assets	—	—	—	116
Restructuring costs	334	—	1,707	(2)
Impairment of long-lived assets	1,213	—	1,213	—
Non-GAAP research and development	$19,348	$22,291	$62,770	$70,683

Sales and marketing	$44,322	$49,272	$138,823	$148,737
Less:
Stock-based compensation	5,439	7,639	16,943	23,702
Employer taxes related to employee stock transactions	79	128	382	463
Amortization of acquired intangible assets	633	632	1,898	1,897
Restructuring costs	1,055	—	3,287	(10)
Non-GAAP sales and marketing	$37,116	$40,873	$116,313	$122,685

General and administrative	$24,369	$25,432	$76,715	$78,800
Less:
Stock-based compensation	7,753	11,126	26,252	34,041
Employer taxes related to employee stock transactions	106	122	427	463
Acquisition-related expenses	—	—	—	(1)
Amortization of acquired intangible assets	—	—	—	29
Restructuring costs	406	—	685	24
Shareholder matters	121	—	2,470	—
Non-GAAP general and administrative	$15,983	$14,184	$46,881	$44,244

Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2025	2024	2025	2024
Non-GAAP operating income and non-GAAP operating margin
Income (loss) from operations	$8,079	$(10,293)	$1,318	$(48,053)
Add:
Stock-based compensation	22,575	31,773	74,288	97,079
Employer taxes related to employee stock transactions	332	452	1,511	1,729
Amortization of acquired intangible assets	1,139	2,832	4,278	8,917
Acquisition-related expenses	—	227	263	749
Restructuring costs	2,087	—	5,971	10
Shareholder matters	121	—	2,470	—
Impairment of long-lived assets	1,213	—	1,213	—
Non-GAAP operating income	$35,546	$24,991	$91,312	$60,431

Revenue	$124,545	$118,946	$367,761	$346,053
Operating margin	6.5%	(8.7)%	0.4%	(13.9)%
Non-GAAP operating margin	28.5%	21.0%	24.8%	17.5%

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders
Net income (loss) attributable to PagerDuty, Inc. common stockholders	$159,555	$(6,558)	$162,835	$(43,856)
Add:
Stock-based compensation	22,575	31,773	74,288	97,079
Employer taxes related to employee stock transactions	332	452	1,511	1,729
Amortization of debt issuance costs	590	671	1,921	1,950
Amortization of acquired intangible assets	1,139	2,832	4,278	8,917
Acquisition-related expenses	—	227	263	749
Restructuring costs	2,087	—	5,971	10
Shareholder matters	121	—	2,470	—
Impairment of long-lived assets	1,213	—	1,213	—
Adjustment attributable to redeemable non-controlling interest	2,031	634	1,164	9,881
Income tax effects and adjustments	(158,426)	(6,310)	(173,743)	(16,402)
Non-GAAP net income attributable to PagerDuty, Inc. common stockholders	$31,217	$23,721	$82,171	$60,057

Non-GAAP net income per share, basic
Net income (loss) per share attributable to PagerDuty, Inc. common stockholders	$1.72	$(0.07)	$1.76	$(0.47)
Non-GAAP adjustments to net income (loss) per share attributable to PagerDuty, Inc. common stockholders	(1.38)	0.33	(0.87)	1.12
Non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders	$0.34	$0.26	$0.89	$0.65

Non-GAAP net income per share, diluted
Net income (loss) per share attributable to PagerDuty, Inc. common stockholders	$1.69	$(0.07)	$1.73	$(0.47)
Non-GAAP adjustments to net income (loss) per share attributable to PagerDuty, Inc. common stockholders	(1.36)	0.32	(0.86)	1.10
Non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders	$0.33	$0.25	$0.87	$0.63

Weighted-average shares used in calculating net income per share
Basic	92,836	91,438	92,280	92,530
Diluted	94,662	91,438	94,154	92,530

Weighted-average shares used in calculating non-GAAP net income per share
Basic	92,836	91,438	92,280	92,530
Diluted	94,662	94,036	94,154	95,549

Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2025	2024	2025	2024
Free cash flow and free cash flow margin
Net cash provided by operating activities	$24,803	$22,073	$89,447	$86,489
Purchases of property and equipment	(743)	(552)	(2,058)	(1,646)
Capitalization of software costs	(3,131)	(2,078)	(7,267)	(5,019)
Free cash flow	$20,929	$19,443	$80,122	$79,824
Net cash provided by (used in) investing activities	$1,813	$(3,101)	$(7,047)	$(9,722)
Net cash used in financing activities	$(42,346)	$(78,118)	$(105,386)	$(113,323)

Revenue	$124,545	$118,946	$367,761	$346,053
Operating cash flow margin	19.9%	18.6%	24.3%	25.0%
Free cash flow margin	16.8%	16.3%	21.8%	23.1%